UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 11, 2016

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                   On May 11, 2016, Sanford A. Ibrahim, Chief Executive Officer of Radian Group Inc. (the “Company”), informed the Company’s Board of Directors (the “Board”) that he intends to retire when his existing employment agreement terminates on December 31, 2017.  The Board has appointed a special committee to commence a search for Mr. Ibrahim’s successor, which is expected to consider both internal and external candidates.

(e)          2016 Long-Term Incentive Awards

On May 11, 2016, the Compensation and Human Resources Committee (the “Committee”) of the Board granted annual long-term incentive awards to the Company’s executive officers, including its current named executive officers (the “2016 LTI Awards”).

All of the 2016 LTI Awards granted by the Company, including those awarded to the named executive officers as described in more detail below, were granted under the Company’s 2014 Equity Compensation Plan and will be settled in shares of the Company’s common stock.

The 2016 LTI Awards consist of: (1) stock-settled performance based restricted stock units (“Performance Based RSUs”), and (2) performance based non-qualified stock options (“Performance Based Options”). For each of the named executive officers, the Performance Based RSUs and Performance Based Options represent 75% and 25%, respectively, of the total value of his/her 2016 LTI Award.

              2016 Performance Based RSU Awards

The Committee granted Performance Based RSUs to each of the named executive officers in the following amounts: Mr. Ibrahim – 261,520 Performance Based RSUs; Mr. Hall – 31,510 Performance Based RSUs; Ms. Bazemore – 63,020 Performance Based RSUs; and Mr. Brummer – 36,240 Performance Based RSUs.

The 2016 Performance Based RSU awards will vest on May 11, 2019, based on the attainment of specified performance goals (as described below), subject to certain conditions (as specified below) that could accelerate such vesting.  Fifty percent of the named executive officer’s target award (the “TSR RSU Target”) will vest based on Radian's relative total stockholder return ("TSR")  compared to a designated peer group over a three-year performance period (referred to as the “TSR Component” of the award), as further described below. The other 50% of the named executive officer’s target award (the “BV RSU Target”) will vest based on growth in the Company’s “LTI Book Value per Share” (as defined below) over a three-year performance period (referred to as the “BV Component” of the award), as further described below. Each vested Performance Based RSU will be payable in one share of the Company’s common stock.

TSR Component. On the vesting date, each named executive officer will be entitled to receive a number of shares of the Company’s common stock (from 0 to 200% of his/her TSR RSU Target) based on the Company’s relative TSR over a three-year performance period as compared to a designated peer group, subject to a maximum cap (the “Maximum Cap”) of 6 times the value of his/her TSR RSU Target award on the grant date.

The Company’s absolute TSR will be determined based on the change in market value of the Company’s common stock during the performance period, as measured by comparing (x) the average closing price of the Company’s common stock on the NYSE for the 20 consecutive trading days preceding and including May 11, 2016 and (y) the average closing price for the 20 consecutive trading days preceding and including the last day of the performance period (May 11, 2019). TSR includes dividends paid during the performance period, as though they were reinvested in shares of the Company’s common stock.  The Company’s relative TSR will be measured against the median TSR of a designated peer group comprised of the 12 peer companies selected by the Committee to benchmark compensation for the named executive officers’ 2016 compensation, plus CoreLogic, Inc. and EverBank Financial Corp. (collectively, the “TSR Peer Group”).

The payout for the TSR Component will be determined by comparing the Company’s absolute TSR over the performance period against the median TSR of the TSR Peer Group (the “Median Peer Group TSR”). The starting point for the payout determination will be 100% of the TSR RSU Target.   For every 1% that the Company’s absolute TSR exceeds the Median Peer Group TSR, the payout percentage will increase by 2 percentage points above 100% of the TSR RSU Target.  For every 1% that the Company’s absolute TSR is below the Median Peer Group TSR, the payout percentage will decrease by 3 percentage points below 100% of the TSR RSU Target.  Regardless of the extent to which the Company’s absolute TSR may exceed the Median Peer Group TSR, if the Company’s absolute TSR is negative over the performance period, the payout for the TSR Component will be capped at 75% of the TSR RSU Target.

Book Value Component. On the vesting date, each named executive officer will be entitled to receive a number of shares of the Company’s common stock (from 0 to 200% of his/her BV RSU Target) based on how the Company’s cumulative growth in LTI Book Value per Share over a three-year performance period (from March 31, 2016 through March 31, 2019) compares to the following reference points:

LTI Book Value per Share Growth (1)	Payout Percentage(1) (% of BV RSU Target)
≥45%	200%
35%	150%
25%	100%
15%	50%
<5%(2)	0%

(1)	If the Company’s growth in LTI Book Value per Share falls between two referenced percentages, the payout percentage will be interpolated.

(2)	If the Company’s growth in LTI Book Value per Share is less than 5%, the payout percentage will be 0.

The Company’s “LTI Book Value per Share” is defined as: (A) Tangible Book Value (Total Stockholders’ Equity less Goodwill and Other Intangible Assets, net) adjusted to exclude: (1) Accumulated Other Comprehensive Income; and (2) the impacts, if any, during the three-year performance period from: (i) repurchases or retirements of convertible bonds; (ii) merger and acquisition-related expenses, (iii) changes in goodwill and other intangible assets related to acquisitions or dispositions; (iv) repurchases of common shares; and (v) declared dividends on common shares; divided by (B) basic shares outstanding, as adjusted to exclude the share impact, if any, related to any of the items identified in (A) above, each applied on a consistent basis.

Provisions Generally Applicable to Performance Based RSUs. The Performance Based RSUs include a one-year, post-vesting holding period, such that the vested Performance Based RSUs will not be convertible into shares (other than shares withheld to pay taxes due at vesting) until the one-year anniversary following the vesting date of the Performance Based RSUs. However, the post-vesting holding period will not apply in certain circumstances, such as the named executive officer's death or disability.

The Performance Based RSU awards provide for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company, the Performance Based RSUs will become payable at target upon the vesting of the awards on May 11, 2019, provided that the executive officer remains employed by the Company through such date. However, if a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the Performance Based RSUs will become fully vested and payable at target upon such termination (or the date of the change of control, if later).

If the named executive officer retires before the end of the three-year performance period, the award will remain outstanding and will vest at the end of the performance period to the extent that the performance criteria have been satisfied (or will vest at the target level in the event of a change of control) and generally will become payable subject to the one-year holding period discussed above. Additionally, the Performance Based RSUs will become fully vested and payable at target in the event of a named executive officer’s death or disability.

The Performance Based RSUs also include a provision that prohibits the executive officer from competing with the Company and from soliciting the Company’s employees or customers for a period of twelve (12) months (the “Restricted Period”) following termination of the executive officer’s employment for any reason.

2016 Performance Based Stock Option Awards

The Committee granted Performance Based Options to each of the named executive officers in the following amounts: Mr. Ibrahim – 106,910 Performance Based Options; Mr. Hall – 12,880 Performance Based Options; Ms. Bazemore – 25,760 Performance Based Options; and Mr. Brummer – 14,820 Performance Based Options.

Each Performance Based Option has a per share exercise price of $12.16 (the closing price of the Company’s common stock on the NYSE on the date of grant), and a ten-year term, with 50% of the award vesting on or after the third anniversary of the grant date (i.e., May 11, 2019) and the remaining 50% of the award vesting on or after the fourth anniversary of the grant date (i.e., May 11, 2020); provided, however, that the Performance Based Options will vest only if the closing price of the Company’s common stock on the NYSE exceeds $15.20 (125% of the Performance Based Option exercise price) for ten consecutive trading days ending on or after the third anniversary of the grant date (the “Stock Price Vesting Hurdle”).

The Performance Based Options provide for “double trigger” vesting in the event of a change of control. Except as provided below, upon a change of control, the Performance Based Options will continue to vest 50% on the third and fourth anniversaries of the grant date, regardless of whether the Stock Price Vesting Hurdle has been satisfied, as long as the named executive remains employed by the Company through such date. However, if a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the Performance Based Options will become fully vested and exercisable upon such termination (or the date of the change of control, if later).

The Performance Based Options also include a provision that prohibits the executive officer from competing with the Company and from soliciting the Company’s employees or customers during the Restricted Period following termination of the executive officer’s employment for any reason.

The Performance Based Options will become fully vested and exercisable in the event of a named executive officer’s death, disability or retirement. However, if Mr. Ibrahim retires before the Performance Based Options are otherwise exercisable, his Performance Based Options will remain outstanding and become exercisable in accordance with the three- and four-year vesting schedule and the Stock Price Vesting Hurdle for such Performance Based Options, or as provided above in the event of a change of control.

The foregoing summary of the 2016 LTI Awards is not a complete description of all of the terms and conditions of the Performance Based RSU awards and the Performance Based Options and is qualified in its entirety by reference to the full text of the form of grant instruments, which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s 2016 Annual Meeting of Stockholders held on May 11, 2016, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

(1)	Election of ten directors for a term of one year each, to serve until their successors have been duly elected and qualified or until their earlier removal or resignation:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Herbert Wender	159,701,812	3,844,138	57,973	18,848,247

David C. Carney	161,490,263	2,048,932	64,728	18,848,247

Howard B. Culang	161,472,382	2,074,749	56,792	18,848,247

Lisa W. Hess	160,201,935	3,344,817	57,171	18,848,247

Stephen T. Hopkins	161,613,776	1,921,475	68,672	18,848,247

Sanford A. Ibrahim	162,110,388	1,437,394	56,141	18,848,247

Brian D. Montgomery	160,121,582	3,425,314	57,027	18,848,247

Gaetano Muzio	160,286,708	3,252,594	64,621	18,848,247

Gregory V. Serio	160,079,368	3,467,567	56,988	18,848,247

Noel J. Spiegel	159,974,948	3,571,949	57,026	18,848,247

(2)	Approval, by an advisory, non-binding vote, of the overall compensation of the Company's named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
159,820,931	3,652,168	130,824	18,848,247

(3)	Approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the “only for cause” director removal provision.

FOR	AGAINST	ABSTAIN
180,888,743	1,405,465	157,962

(4)	Re-approval of the Company’s Amended and Restated Certificate of Incorporation relating to the Company’s tax benefit preservation strategy.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
151,690,001	11,817,558	96,364	18,848,247

(5)	Re-approval of the Company’s Tax Benefit Preservation Plan, as amended.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
112,614,123	50,895,595	94,205	18,848,427

(6)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

FOR	AGAINST	ABSTAIN
180,556,078	1,821,584	74,508

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

      3.1                 Certificate of Amendment of Certificate of Incorporation of the Company effective as of May 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: May 17, 2016	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of the Company effective as of May 11, 2016